UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2014

Commission File Number: 000-52752

SILVER STREAM MINING CORP.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-0439650
(IRS Employer Identification Number)

9550 South Eastern Avenue

Suite 253, Las Vegas, NV 89123

(Address of principal executive offices)

(702) 818-1775
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02

Unregistered Sales of Equity Securities

On March 26, 2014, we completed the sale of 5,967,500 units (the “Units”) of our company at a price of $0.10 per Unit, with each Unit being comprised of one share of common stock (the “Shares”) of our company and one-half of a share purchase warrant (the “Warrants”) with each full Warrant exercisable to acquire one Share at a price of $0.25 per share for a period of 24 months (the “Offering”), for gross proceeds of $596,750, to certain investors each of whom acquired the securities for investment purposes.

The sale of our securities to the investors under the private placement was made pursuant to the exemptions from the registration requirements of the United States Securities Act of 1933, as amended, provided by (i) Section 4(a)(2) under the Act in a transaction not involving any public offering and (ii) Rule 903 of Regulation S in an offshore transaction to non-U.S. persons. No directed selling efforts were made and offering restrictions were implemented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2014	SILVER STREAM MINING CORP.

	By:	/s/ Terrence Byberg
Terrence Byberg
President